Exhibit 5.1

Office: +852 2801 6066

Mobile: +852 9718 8740

Email: rthorp@tta.lawyer

Arca Nova Acquisition Corp

Sea Meadow House,

P.O. Box 116

Road Town, Tortola

British Virgin Islands

2 October 2026

Dear Sirs

Arca Nova Acquisition Corp

We have acted as British Virgin Islands legal advisers to Arca Nova Acquisition Corp (the “Company”) in connection with the Company’s registration statement on Form F-1 (the “ Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on 2 October 2026, for the purposes of registering with the Commission under the Securities Act the offering and sale (the “Offering”) to the public of:

(a)	up to 11,500,000 units (the “Units” and each a “Unit”) (including an additional 1,500,000 Units which the underwriters (the “Underwriters”), for whom Maxim Group LLC is acting as representative (the “Representative”), have a 45-day option to purchase from the Company to cover over-allotments, if any (the “Over-allotment Option”) at an offering price of US$10 per Unit, each Unit consisting of: (i) one ordinary share with no par value of the Company (“Ordinary Share”), and (ii) one-half of one redeemable warrant, with each whole warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustments (“Warrant”); and

(b)	all Ordinary Shares and Warrants issued as part of the Units.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

We are furnishing this opinion letter as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions. We also assume that no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for the Units and there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the assumptions and qualifications in this opinion, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as a BVI business company, limited by shares under the BVI Business Companies Act 2004 (as amended), is validly existing and was, at the date of the Certificate of Good Standing in good standing with the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”);

3.2	based solely on our review of the M&A, the Company is duly authorised to issue a maximum of 500,000,000 shares with no par value; and

3.3	the issue and allotment of the Ordinary Shares included in the Units as contemplated by the Registration Statement have been duly authorised and when allotted, issued and paid for as contemplated by the Resolutions and the Registration Statement, the Ordinary Shares will be legally issued and allotted, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Travers Thorp Alberga

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	the documents included in a Register of Companies Search Report conducted at the BVI Financial Services Commission on 2 October 2026;

2	the Certificate of Incorporation of the Company dated 8 April 2026;

3	the register of directors of the Company;

4	the Amended and Restated Memorandum and Articles of Association of the Company dated 17 July 2026 (the “M&A”);

5	the written resolutions of the board of directors of the Company dated 2 October 2026 (the “Resolutions”);

6	a certificate of good standing relating to the Company dated 2 October 2026 issued by the Registrar (the “Certificate of Good Standing”); and

7	the Registration Statement

SCHEDULE 2

Assumptions

1	All parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement.

2	The Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company).

3	Copies of documents or records provided to us or examined by us are true copies of the originals which are authentic and complete.

4	All signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same.

5	There is no contractual or other prohibition or restriction (other than arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into an performing its obligations under the Registration Statement.

6	There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions given herein.

7	The Company will receive money or money’s worth in consideration for the issue of the Ordinary Shares

8	Copies of documents conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of the originals and all signatures, initials and seals are genuine.

9	No invitation has been made or will be made by or on behalf of the Company to the public

10	The Resolutions remain in full force and effect and have not been revoked or amended.

SCHEDULE 3

Qualifications

1	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

2	To maintain the Company in good standing with the Registrar under the laws of the British Virgin Islands:

(a)	annual filing fees must be paid and returns made to the Registrar;

(b)	a copy of the Company’s register of directors must be filed with the Registrar;

(c)	an annual financial return must be filed with the Company’s registered agent;

(d)	a copy of the Company’s register of members must be filed with the Registrar,

within the time fame prescribed by law.

3	In this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, in the absence of a contractual arrangement to the contrary, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members (shareholders).

5	We reserve our opinion with respect to compliance, if any, with the Economic Substance (Companies and Limited Partnerships) Act, 2019 of the British Virgin Islands, and associated regulations and guidance.

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